Exhibit 15
July 27, 2022

The Board of Directors and Shareowners of
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204

We are aware that our report dated July 27, 2022, on our review of the interim financial information of Rockwell Automation, Inc. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, is incorporated by reference in Registration Statement Nos. 333-101780, 333-149581, 333-150019, 333-157203, 333-165727, 333-180557, 333-184400, 333-205022, 333-209706, 333-234642, and 333-236277 on Form S-8.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin